UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Wheeler Way
Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2026, the Board of Directors (the “Board”) of TEN Holdings, Inc. (the “Company”) appointed Ms. Yee Won Hiew, effective immediately, to fill the vacancy on the Board created by the departure of Mr. Randolph Wilson Jones III on May 8, 2026. Ms. Hiew will serve on the Board until the Company’s 2026 annual meeting of shareholders or until her successor is duly elected and qualified or her earlier resignation or removal. The Board also appointed Ms. Hiew to serve as a member of the Audit Committee of the Board (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

As compensation for service as a non-employee director Ms. Hiew will receive an annual cash retainer of $10,000.

The Company also entered into its standard form of indemnification agreement with Ms. Hiew, pursuant to which the Company has agreed to indemnify Ms. Hiew to the maximum extent of the coverage permitted by applicable law.

There were no arrangements or understandings pursuant to which Ms. Hiew was appointed as a member of the Board, Audit Committee or Nominating and Corporate Governance Committee and, since the beginning of the Company’s last fiscal year, Ms. Hiew has not engaged in any transaction with the Company that would be reportable as a related person transaction under Item 404(a) of Regulation S-K.

The Board has determined that Ms. Hiew is “independent” as defined under applicable NASDAQ Marketplace Rules at the time of her appointment.

Item 8.01 Other Events.

On September 16, 2026, the Company announced that the Board has terminated the Company’s existing share repurchase program, initially approved in March 2025, and authorized a new share repurchase program authorizing an aggregate of up to $2 million in share repurchases (the “Repurchase Program”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The acquisition of shares of Common Stock under the Repurchase Program may be effected from time to time through open-market transactions, privately negotiated transactions or other transactions deemed appropriate by the Company, including pursuant to trading plans or arrangements intended to comply with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing, price and amount of Common Stock share repurchases will be determined based on market conditions, the trading price of the Common Stock, available liquidity, applicable securities laws, contractual restrictions and other relevant factors. The Company may suspend, modify or discontinue the Repurchase Program at any time. The approval of the Repurchase Program does not obligate the Company to repurchase any Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: September 16, 2026	By:	/s/ Virgilio Torres
Virgilio Torres
Chief Executive Officer and Chief Financial Officer